UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2009

RUBICON FINANCIAL INCORPORATED

 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Newport Place, Suite 600 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 21, 2009, the Registrant authorized the issuance of 500,000 shares of its common stock to Kathleen McPherson that were previously authorized but remained unissued. The Registrant believes that the issuance of the shares will be exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares will be issued directly by the Registrant and will not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make her investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient, immediately prior to authorization the issuance of the shares, had such knowledge and experience in the Registrant’s financial and business matters that she was capable of evaluating the merits and risks of her investment. The recipient had the opportunity to speak with Registrant’s management on several occasions prior to her investment decision.

On August 21, 2009, the Registrant awarded a total of 1,343,750 shares of its restricted common stock for bonuses to twenty-three people associated with two of its wholly owned subsidiaries. Such shares shall be restricted for a period of twelve months. The shares were awarded pursuant to the Rubicon Financial Incorporated 2007 Acquisition Stock Plan and registered on the Form S-8 filed on July 30, 2009.

Item 8.01 Other Events

On August 21, 2009, the Registrant issued a press release announcing its second quarter 2009 financial results. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Description
99	Press release announcing second quarter 2009 financial results, dated August 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By:	/s/ Joseph Mangiapane, Jr.
Joseph Mangiapane, Jr., Chief Executive Officer

Date: August 25, 2009